                                                             EXHIBIT 4(b)(ii).47

                                AMENDMENT No. 1a
                                ----------------

             to the Supply Contract of Intelligent Network Solution
             ------------------------------------------------------

            made by and between EuroTel Bratislava a.s. and Siemens,
            --------------------------------------------------------
                      s.r.o. on the 4th day of July, 2001
                      -----------------------------------

             as amended by Amendment no.1 to the Supply contract of
             ------------------------------------------------------
                          Intelligent Network Solution
                          ----------------------------

            made by and between EuroTel Bratislava, a.s. and Siemens,
            ---------------------------------------------------------
                    s.r.o. on the 21st day of December, 2001
                    ----------------------------------------

This Amendment no. 1a (hereinafter referred to as the "Amendment") to the Supply contract of Intelligent Network Solution made by and between EuroTel Bratislava, a.s. and Siemens, s.r.o. on the 4th day of July, 2001 as amended by Amendment no.1 to the Supply contract of Intelligent Network Solution made by and between EuroTel Bratislava, a.s. and Siemens, s.r.o. on the 21st day of December, 2001 (hereinafter referred to as the "Contract") is made on ______________ by and between

EuroTel Bratislava, a.s.

a corporation duly organized and existing under the laws of the Slovak Republic with its Registered Office at Vajnorska 100/A, 831 03 Bratislava, Slovak Republic, Business Identification Number 35 705 019, registered with the Commercial Register kept by Okresny sud Bratislava 1, under the section Sa, insert no.1238/B, represented by Jozef Barta, Chief Executive Officer and Procurator and JUDr. Jan Pitonak, Procurator

- hereinafter referred to as the "Purchaser" -

and

Siemens, s.r.o.,

a corporation duly organized and existing under the laws of the Slovak Republic with its Registered Office at Stromova 9, 830 07 Bratislava, Slovak Republic, Business Identification Number 31 349 307, registered with the Commercial Register kept by Okresny sud Bratislava 1, under the section Sro, insert no. 4964/B represented by Ing. Peter Kollarik, statutory representative and General Director and Ing. Bernhard Kuderer, statutory representative

- hereinafter referred to as the "Supplier" -

Both parties hereinafter also being referred to collectively as "Parties" or individually as "Party"

1. PURPOSE OF THE AMENDMENT
---------------------------

The Purchaser and the Supplier concluded the Contract regarding the supply of the intelligent network solution as stated hereinabove.

Whereas the Purchaser and the Supplier had not been able to specify and finalize the description of the PPS Part of the System and its Integration into the Support systems of the Purchaser as of the date of the execution of the Contract, the Parties agreed the aforementioned specification to be finalized later.

Whereas the Purchaser and the Supplier have not achieved the agreement on the above specification yet, it is their intention to prolong the term for their obligation set for in the Contract and hereby do so.

Now therefore the Parties decided to conclude this Amendment the purpose of which is to provide for the prolongation of the term to agree upon final specification of PPS Part of the System and its integration into the Support systems of the Purchaser.

2. CHANGES TO THE CONTRACT
--------------------------

2.1 In Art.1. "Definitions" section 1.24, last paragraph, the date "January 31, 2002" shall hereby be removed and replaced by the date "February 28, 2002".

      The full wording of the said paragraph shall, from the effectiveness hereof, be as follows:

      "The supplier hereby undertakes to execute the Integration of the PPS Part of the System into the Support systems of the Purchaser, based upon and subject to the terms and conditions to be agreed upon by the Parties and which are to be specified in compliance with the respective Annexes within the validity of the Letter of Intent, but no later than February 28, 2002.".

2.2 In Art. 4 "Purpose of the Contract" fourth paragraph, the date "January 31, 2002" shall hereby be removed and replaced by the date "February 28, 2002".

      The full wording of the said paragraph shall, from the effectiveness hereof, be as follows:

      "Since specification of the PPS Part of the System has not been finalized yet by the Parties, the Parties hereby agree to stipulate the terms and conditions for the Supply of the both of the Parts of the System. The Parties agree that with respect to the PPS Part of the System the terms and conditions shall be stipulated only to the extent possible. The obligation of the Supplier to specify the Supply of the PPS Part of the System as well as the obligation to express the attitude pertinent to the Integration of the PPS Part of the System into the Support systems of the Purchaser shall be done by the Parties within the term of the validity of the Letter of Intent, but no later than February 28, 2002.

3. FINAL PROVISIONS
-------------------

This Amendment shall be valid and effective as soon as it is executed by duly authorized representatives of the Parties.

The purpose of this Amendment is to provide for the prolongation of the term of the obligation of the Parties to finalize and agree upon the specification of the PPS Part of the System and its Integration into the Support systems of the Purchaser. This Amendment shall not, in any way, replace, change, alter or modify any provision of the Contract unless expressly provided for herein. All of the other provisions of the Contract shall remain intact hereby.

This Amendment is written and executed in two counterparts in the English language. Each counterpart shall be deemed to be an original.

The Parties hereto declare that they have read the wording of this Amendment thoroughly and consistently, that they have understood the contents hereof and that this Amendment expresses their free and serious will less of any mistakes. The Parties hereof acknowledge the aforementioned by causing the persons fully authorized and entitled to act on behalf of the Parties to attach their signatures herein below.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to attach their signatures hereto.

EuroTel Bratislava, a.s.                  Siemens, s.r.o.

Place and Date:                           Place and Date:


_______________________________           __________________________________
Jozef Barta                               Ing. Peter Kollarik
Chief Executive Officer                   Statutory representative
and Procurator                            and General Director

Place and Date:                           Place and Date:

_______________________________           __________________________________
JUDr. Jan Pitonak                         Ing. Bernard Kuderer
and Procurator                            Statutory representative